Exhibit 99.1

Contact Information at End of Release
JDA Software Announces First Quarter 2011 Results
Record Q1 Software Sales Drive Strong Earnings and Cash Flow
Scottsdale, Ariz. — April 26, 2011 — JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, today announced financial results for the first quarter ended March 31, 2011. JDA reported record first quarter revenues of $163.6 million, a 24 percent increase from $131.6 million of revenue reported in first quarter 2010. Software license and subscription revenues in the first quarter 2011 increased 27 percent to $36.5 million from $28.7 million in first quarter 2010.
     Adjusted EBITDA increased 20 percent to $37.8 million in first quarter 2011 from $31.4 million in the first quarter of 2010. JDA also reported adjusted non-GAAP earnings per share for first quarter 2011 of $0.45, an 18 percent increase from the $0.38 per share reported in first quarter 2010. Adjusted non-GAAP earnings exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and costs related to the acquisition and transition of i2 Technologies, Inc. (i2). Adjusted non-GAAP earnings in the first quarter 2011 also exclude a $37.5 million pre-tax credit associated with the favorable settlement of the patent infringement case against Oracle Corporation, of which $35.0 million in cash was received in the first quarter. GAAP net income attributable to common shareholders for first quarter 2011 was $45.5 million or $1.07 per diluted share, compared to a loss of $4.3 million or $0.11 per share in first quarter 2010. Results for 2010 include the completion of the acquisition of i2 as of January 28, 2010.
     “We opened the year with a strong performance driven by record revenues in every line of business and finished the quarter with over $260 million of cash on hand,” said JDA Software President and Chief Executive Officer Hamish Brewer. “With a strong software pipeline outlook for the year we believe we are well positioned to achieve our overall goals for 2011.”
Software and Subscription
     Software and subscription revenue increased 27 percent to $36.5 million in the first quarter 2011 from $28.7 million in the first quarter 2010. The increase was driven by continued strength in North America and solid results from the EMEA region. The average sales price for the trailing 12 months ended March 31, 2011 increased to $720,000 from $618,000 for the trailing 12 months ended March 31, 2010.

JDA Software Announces First Quarter 2011 Results

Maintenance and Support Services
     Maintenance revenue increased 14 percent to $64.8 million in the first quarter 2011 from $57.1 million in the first quarter 2010. This increase was due to the acquisition of i2 and the strong attachment of maintenance contracts to new license deals. In addition, the year-to-date customer retention rate in the first quarter 2011 improved to 98.5 percent from 98.3 percent in 2010.
Consulting Services
     Consulting services revenue increased 36 percent to $62.4 million in the first quarter 2011 from $45.8 million in the first quarter 2010. This increase was primarily due to the acquisition of i2 and increased implementation services work associated with larger software sales. Consulting services gross margins increased to 18 percent in first quarter 2011 from 17 percent in the first quarter 2010.
Other Financial Data
•	Operating expenses as a percent of revenue continue to show the positive operating leverage effects of the i2 acquisition. Product development expenses as a percent of revenue improved to 12.3 percent in the first quarter 2011 compared to 13.1 percent in the first quarter 2010. Sales and marketing expenses as a percent of revenue remained constant at 16.0 percent in the first quarter 2011 compared to 16.0 percent in the first quarter 2010. General and administrative expenses as a percent of revenue increased slightly to 13.5 percent in the first quarter 2011 compared to 13.4 percent in the first quarter 2010.
•	Cash flow provided by operations was $58.7 million (including $35.0 million from the Oracle litigation settlement) in first quarter 2011 compared to cash flow from operations of $12.2 million in first quarter 2010.
•	Cash and cash equivalents, including restricted cash, increased $93 million to $260.5 million at March 31, 2011, from $167.5 million at March 31, 2010. The Company’s debt position, net of cash, at March 31, 2011 was $12.3 million.
•	On March 18, 2011, JDA completed a $100 million Senior Secured Revolving Credit Facility providing additional liquidity to the company while taking advantage of the favorable rate environment. No amounts were drawn on the facility at March 31, 2011.
First Quarter 2011 Highlights
     The following presents a high-level summary of JDA’s regional software sales performance:
•	JDA reported $21.1 million in software license and subscription revenues in its Americas region during first quarter 2011, compared to $18.9 million in first quarter 2010. Companies signing new software licenses in first quarter 2011 include: Anna’s Linens, Inc., Black Photo Corporation, Brightpoint,

JDA Software Announces First Quarter 2011 Results

Inc., Chico’s FAS, Inc., Coca-Cola Bottling Company Consolidated, Cooper Tire & Rubber Company, Nalco Holding Company, and Stonyfield Farm.
•	Software license and subscription revenues in the Europe, Middle East and Africa (EMEA) region increased to $12.6 million in first quarter 2011, from $5.4 million in first quarter 2010. New software deals in the EMEA region include: Bon Preau SAU, Esselunga Supermercati SpA, Gloria Jeans, Soitec SA, and Gruppo Bennet.
•	JDA’s Asia-Pacific region posted software license and subscription revenues of $2.8 million in first quarter 2011, compared to $4.4 million in first quarter 2010. Wins in this region include: SVI Public Company Limited.
Conference Call Information
     JDA Software Group, Inc. will host a conference call at 4:45 p.m. Eastern time today to discuss earnings results for its first quarter ended March 31, 2011. To participate in the call, dial 1-877-941-4775 (United States) or 1-480-629-9761 (International) and ask the operator for the “JDA Software Group, Inc. First Quarter 2011 Earnings Conference Call.” A live audio webcast of the conference call and detailed slide deck can be accessed by logging onto www.jda.com in the Investor Relations section.
     A replay of the conference call will begin on April 26, 2011 at 8:00 p.m. Eastern time and will end on May 26, 2011. To hear a replay of the call over the Internet, access JDA’s website at www.jda.com.
About JDA Software Group, Inc.
     JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, is a leading global provider of innovative supply chain management, merchandising and pricing excellence solutions. JDA empowers more than 6,000 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the discrete and process manufacturing, wholesale distribution, transportation, retail and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA’s multiple service options, delivered via the JDA® Private Cloud, provide customers with flexible configurations, rapid time-to-value, lower total cost of ownership and 24/7 functional and technical support and expertise. To learn more, visit www.jda.com or e-mail info@jda.com.
JDA Investor Relations Contact:
Mike Burnett, GVP, Treasury and Investor Relations
mike.burnett@jda.com
480-308-3392
JDA Corporate Communications Contact:
Beth Elkin, Sr. Director, Corporate Communications
beth.elkin@jda.com
469-357-4225

JDA Software Announces First Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q1 2011 FINANCIAL RESULTS
CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands, except per share data)

	Three Months Ended March 31,
		% of		% of	% Increase
	2011	Revenues	2010(1)	Revenues	(Decrease)
REVENUES:
Software licenses	$31,480	19%	$24,437	19%	29%
Subscriptions and other recurring revenues	4,994	3%	4,287	3%	16%
Maintenance services	64,768	40%	57,060	43%	14%

Product revenues	101,242	62%	85,784	65%	18%

Consulting services	57,644	35%	43,002	33%	34%
Reimbursed expenses	4,720	3%	2,845	2%	66%

Services revenue	62,364	38%	45,847	35%	36%

Total Revenues	163,606	100%	131,631	100%	24%

COST OF REVENUES:
Cost of software licenses	949	1%	1,008	1%	-6%
Amortization of acquired software technology	1,834	1%	1,576	1%	16%
Cost of maintenance services	13,986	9%	12,033	9%	16%

Cost of product revenues	16,769	10%	14,617	11%	15%

Cost of consulting services	46,602	28%	35,269	27%	32%
Reimbursed expenses	4,720	3%	2,845	2%	66%

Cost of service revenue	51,322	31%	38,114	29%	35%

Total Cost of Revenues	68,091	42%	52,731	40%	29%

GROSS PROFIT	95,515	58%	78,900	60%	21%

OPERATING EXPENSES:
Product development	20,136	12%	17,277	13%	17%
Sales and marketing	26,240	16%	21,112	16%	24%
General and administrative	22,088	14%	17,697	13%	25%
Amortization of intangibles	9,718	6%	8,566	7%	13%
Restructuring charges	542	0%	7,758	6%	-93%
Acquisition-related costs	—	0%	6,743	5%	-100%
Litigation settlement	(37,500)	-23%	—	0%	NM

Total Operating Expenses	41,224	25%	79,153	60%	-48%

OPERATING INCOME (LOSS)	54,291	33%	(253)	0%	NM
Interest expense and amortization of loan fees	6,211	4%	6,086	5%	2%
Interest income and other, net	(1,270)	-1%	(1,123)	-1%	NM

INCOME (LOSS) BEFORE INCOME TAXES	49,350	30%	(5,216)	-4%	NM
Income tax provision (benefit)	3,822	2%	(948)	-1%	NM

NET INCOME (LOSS)	$45,528	28%	$(4,268)	-3%	NM

EARNINGS PER SHARE:
Basic	$1.08		$(0.11)		NM
Diluted	$1.07		$(0.11)		NM
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,133		39,343		7%
Diluted	42,607		39,343		8%

(1)	Includes results of i2 acquisition as of January 28, 2010.

Note:	Subtotals may not add due to rounding.

JDA Software Announces First Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q1 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended March 31,						% Increase
	2011		2011	2010(2)		2010	(Decrease)
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL COST OF REVENUES	$68,091	$(2,665)	$65,426	$52,731	$(2,138)	$50,593	29%
Stock-based compensation:
Cost of maintenance services	13,986	(167)	13,819	12,033	(114)	11,919
Cost of consulting services	46,602	(664)	45,938	35,269	(448)	34,821

Amortization:
Amortization of acquired software technology	1,834	(1,834)	—	1,576	(1,576)	—

TOTAL OPERATING EXPENSES	$41,224	$22,498	$63,722	$79,153	$(26,499)	$52,654	21%
Stock-based compensation:
Product development	20,136	(692)	19,444	17,277	(333)	16,944
Sales and marketing	26,240	(1,441)	24,799	21,112	(866)	20,246
General and administrative	22,088	(2,609)	19,479	17,697	(1,516)	16,181

Amortization of intangibles	9,718	(9,718)	—	8,566	(8,566)	—
Restructuring charges	542	(542)	—	7,758	(7,758)	—
Acquisition-related costs	—	—	—	6,743	(6,743)	—
Non-recurring transition costs to integrate acquisition	—	—	—	717	(717)	—
Litigation settlement	(37,500)	37,500	—	—	—	—

OPERATING INCOME (LOSS)	$54,291	$(19,833)	$34,458	$(253)	$28,637	$28,384	21%

OPERATING MARGIN %	33%		21%	0%		22%	-1%

INCOME TAX EFFECTS (3)	$3,822	$6,509	$10,331	$(948)	$9,145	$8,197	26%

NET INCOME (LOSS)	$45,528		$19,186	$(4,268)		$15,224	26%

DILUTED EARNINGS PER SHARE	$1.07		$0.45	$(0.11)		$0.38	18%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	42,607		42,607	39,343	682	40,025	6%

	2011		2011	2010		2010
	Non-Adjusted	Adj.	Adjusted	Non-Adjusted	Adj.	Adjusted
Net income (loss)	$45,528			$(4,268)
Income tax provision (benefit)	3,822			(948)
Interest expense and amortization of loan fees	6,211			6,086
Amortization of acquired software technology	1,834			1,576
Amortization of intangibles	9,718			8,566
Depreciation	3,364			3,006

EBITDA	$70,477			$14,018

Restructuring charges		$542			$7,758
Stock-based compensation		5,573			3,277
Acquisition-related costs		—			6,743
Interest income and other, net		(1,270)			(1,123)
Non-recurring transition costs to integrate acquisition		—			717
Litigation settlement		(37,500)			—

EBITDA	$70,477	$(32,655)	$37,822	$14,018	$17,372	$31,390	20%

EBITDA MARGIN %	43%		23%	11%		24%

(1)	This presentation includes Non-GAAP measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(2)	Includes results of i2 acquisition as of January 28, 2010.

(3)	Non-GAAP income tax effect calculated by using the Federal statutory rate of 35%.

JDA Software Announces First Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q1 2011 FINANCIAL RESULTS
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31,	December 31,
	2011	2010
ASSETS

Current Assets:
Cash and cash equivalents	$226,131	$171,618
Restricted cash	34,397	34,855
Accounts receivable, net	138,680	102,118
Deferred tax assets—current portion	42,389	43,753
Prepaid expenses and other current assets	38,644	27,723

Total Current Assets	480,241	380,067

Non-Current Assets:
Property and equipment, net	47,399	47,447
Goodwill	226,863	226,863
Other intangibles, net	175,846	187,398
Deferred tax assets—long-term portion	253,523	255,386
Other non-current assets	18,908	16,367

Total Non-Current Assets	722,539	733,461

TOTAL ASSETS	$1,202,780	$1,113,528

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$12,093	$21,092
Accrued expenses and other liabilities	91,360	83,938
Income taxes payable	—	318
Deferred revenue—current portion	130,379	88,055

Total Current Liabilities	233,832	193,403

Non-Current Liabilities:
Long-term debt	272,818	272,695
Accrued exit and disposal obligations	6,296	7,360
Liability for uncertain tax positions	6,052	6,873
Deferred revenue—long-term portion	7,668	9,090

Total Non-Current Liabilities	292,834	296,018

TOTAL LIABILITIES	$526,666	$489,421

Stockholders’ Equity:
Common stock	444	439
Additional paid-in capital	558,423	550,177
Retained earnings	137,260	91,732
Accumulated other comprehensive income	10,430	8,980
Treasury stock	(30,443)	(27,221)

Total Stockholders’ Equity	676,114	624,107

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,202,780	$1,113,528

JDA Software Announces First Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q1 2011 FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
($ in thousands)

	Three Months Ended March 31,
	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$45,528	$(4,268)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,916	13,148
Amortization of loan fees	501	427
Net (gain) loss on disposal of property and equipment	(5)	(5)
Stock-based compensation	5,573	3,277
Deferred income taxes	3,226	(2,546)
Changes in assets and liabilities, net of effects from business acquisition:
Accounts receivable	(36,417)	(7,211)
Income tax receivable	(856)	1,076
Prepaid expenses and other assets	(11,282)	(7,889)
Accounts payable	(8,963)	550
Accrued expenses and other liabilities	6,532	(11,101)
Income tax payable	(1,134)	(2,127)
Deferred revenue	41,064	28,864

Net cash provided by operating activities	$58,683	$12,195

Cash Flow From Investing Activities:
Change in restricted cash	458	276,177
Purchase of i2 Technologies, Inc.	—	(213,427)
Payment of direct costs related to acquisitions	(840)	(850)
Purchase of property and equipment	(2,997)	(533)
Proceeds from disposal of property and equipment	26	17

Net cash (used in) provided by investing activities	$(3,353)	$61,384

Cash Flow From Financing Activities:
Issuance of common stock—equity plans	3,002	10,904
Purchase of treasury stock and other, net	(3,222)	(3,392)
Debt issuance costs	(1,656)	—

Net cash (used in) provided by financing activities	$(1,876)	$7,512

Effect of exchange rates on cash and cash equivalents	1,059	(1,248)

Net increase in cash and cash equivalents	$54,513	$79,843

Cash and Cash Equivalents, Beginning of Period	$171,618	$75,974

Cash and Cash Equivalents, End of Period	$226,131	$155,817

JDA Software Announces First Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q1 2011 FINANCIAL RESULTS
SUPPLEMENTAL DATA
($ in thousands)

	2010(1)					2011
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES:
Software licenses	$24,437	$32,152	$16,276	$36,681	$109,546	$31,480				$31,480
Subscriptions and other recurring revenues	4,287	5,806	5,758	5,292	21,143	4,994				4,994
Maintenance services	57,060	60,594	64,186	64,401	246,241	64,768				64,768

Product revenues	85,784	98,552	86,220	106,374	376,930	101,242				101,242

Consulting services	43,003	55,255	65,947	56,213	220,418	57,644				57,644
Reimbursed expenses	2,844	4,566	6,276	6,175	19,861	4,720				4,720

Services revenue	45,847	59,821	72,223	62,388	240,279	62,364				62,364

Total Revenues	$131,631	$158,373	$158,443	$168,762	$617,209	$163,606				$163,606

AS REPORTED REVENUE GROWTH RATES:
Software licenses	70%	21%	0%	33%	29%	29%
Subscriptions and other recurring revenues	343%	483%	543%	422%	446%	16%
Maintenance services	33%	37%	43%	37%	37%	14%
Product revenues	47%	37%	38%	41%	41%	18%

Consulting services	87%	120%	114%	96%	105%	34%
Reimbursed expenses	44%	86%	128%	114%	97%	66%
Services revenue	83%	117%	115%	98%	104%	36%
Total Revenues	58%	59%	65%	58%	60%	24%

SOFTWARE LICENSE AND SUBSCRIPTION REVENUES:
Americas	$18,917	$27,080	$16,590	$31,026	$93,613	$21,104				$21,104
ASPAC	4,404	6,105	2,039	3,046	15,594	2,758				2,758
EMEA	5,403	4,773	3,405	7,901	21,482	12,612				12,612

Total Software Revenues	$28,724	$37,958	$22,034	$41,973	$130,689	$36,474				$36,474

New sales	$8,415	$8,080	$2,603	$8,042	$27,140	$4,819				$4,819
Install-base sales	20,309	29,878	19,431	33,931	103,549	$31,655				$31,655

Total Software Revenues	$28,724	$37,958	$22,034	$41,973	$130,689	$36,474				$36,474

As % of Total
New sales	29%	21%	12%	19%	21%	13%				13%
Install-base sales	71%	79%	88%	81%	79%	87%				87%

Total Software Revenues	100%	100%	100%	100%	100%	100%				100%

GROSS PROFIT MARGINS BY LINE OF BUSINESS (2)
Software	91.0%	92.9%	86.7%	92.7%	91.4%	92.4%
Maintenance	78.9%	76.5%	79.9%	79.3%	78.7%	78.4%
Services	16.9%	24.3%	23.5%	18.2%	21.1%	17.7%
Overall Gross Profit Margin	59.9%	60.7%	55.1%	60.0%	58.9%	58.4%

MISCELLANEOUS
Average sales price (ASP) (3)	$618	$608	$573	$601		$720
Multiple product deals (3)	21	18	17	19		21
Large deal count (greater than $1M) (3)	24	25	25	25		23
Quota carrying sales representatives	96	92	98	92		106
Maintenance Retention	98.3%	97.3%	95.9%	95.6%		98.5%

FREE CASH FLOW (4)
GAAP Operating Cash Flow	$12,195	$(2,627)	$29,425	$26,179	$65,172	$58,683
Capital Expenditures	(533)	(5,864)	(8,388)	(2,081)	(16,866)	(2,997)

Free Cash Flow (5)	$11,662	$(8,491)	$21,037	$24,098	$48,306	$55,686

% Growth over prior year	-64%	-131%	32%	68%	-46%	368%

(1)	Includes results of i2 acquisition as of January 28, 2010.

(2)	Gross Profit Margins are calculated using line of business Revenue, less line of business Cost of Revenue, divided by line of business Revenue.

(3)	Trailing twelve months

(4)	This presentation includes Non-GAAP measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(5)	Q1 2011 results Include $35.0 million of cash received from the settlement with Oracle Corporation.

JDA Software Announces First Quarter 2011 Results

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
          This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, Mr. Brewer’s statement regarding having a strong software pipeline for the year and our belief that we are well positioned to achieve our overall goals for 2011. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to, the risk that for numerous reasons we may not convert our strong 2011 software pipeline into closed 2011 license transactions at the rate we expect, which would prevent us from achieving our 2011 goals, and other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
          This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
          The Company uses non-GAAP measures of performance, including adjusted net income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
•	Amortization charges for acquired software technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

•	Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.

•	Restructuring charges are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exit an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•	Acquisition-related costs associated with the acquisition of i2, the settlement offer related to inherited i2 litigation and the non-recurring transition costs to integrate the acquisition are significant non-routine expenses. Exclusion of these costs promotes period-to-period comparisons and transparency as we do not believe these costs are directly attributable to the operating performance of our business.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
          Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

JDA Software Announces First Quarter 2011 Results

Some of the limitations in relying on non-GAAP financial measures are:
•	Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•	The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

•	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.

•	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
          We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
          The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Ariz. 85260